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                                                                     EXHIBIT 5.2

                                August 8, 2001

Sprint Corporation
2330 Shawnee Mission Parkway
Kansas City, Missouri 66205

   Re: Registration Statement on Form S-3 pursuant to Rule 462(b)

Ladies and Gentlemen:

   We have acted as counsel to Sprint Corporation, a Kansas corporation (the "Company"), and Sprint Capital Corporation, a Delaware corporation ("Sprint Capital"), in connection with the proposed issuance and sale (i) of debt securities by Sprint Capital (the "Sprint Capital Debt Securities"), which will be fully and unconditionally guaranteed by the Company (the "Guarantees"), and
(ii) stock purchase contracts (the "Stock Purchase Contracts") and equity units (the "Equity Units") by the Company covered by the Company's and Sprint Capital's registration statement (the "462(b) Registration Statement") filed today with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), which relates to the Company's and Sprint Capital's registration statement on Form S-3 (File No. 333-65402), as amended to date (together with the 462(b) Registration Statement, the "Registration Statements").

   In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

   For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture relating to the Sprint Capital Debt Securities and the Guarantees, which has been filed as an exhibit to the Registration Statements (the "Indenture"), has been duly authorized by all requisite action by each party thereto other than the Company and Sprint Capital, and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, such parties other than the Company and Sprint Capital, enforceable against such other parties in accordance with its terms. We have also assumed that when the Stock Purchase Contracts are executed, delivered and authenticated by the parties thereto, the execution and delivery of, and the performance of all obligations under, such Stock Purchase Contracts will have been duly authorized by all requisite action by the parties thereto other than the Company, and such documents will be valid and binding agreements of the such parties other than the Company, enforceable against such parties other than the Company in accordance with their terms.

   This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

   Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      (1) The Indenture has been duly authorized, executed and delivered by the Company and Sprint Capital and constitutes a valid and binding obligation of the Company and Sprint Capital enforceable against the Company and Sprint Capital in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies.

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      (2) The Sprint Capital Debt Securities registered pursuant to the Rule
   462(b) Registration Statement have been duly authorized and, when (i) the 462(b) Registration Statement has become effective under the Act and (ii) the Sprint Capital Debt Securities have been executed and delivered by the Company and authenticated by the applicable trustee pursuant to the Indenture and delivered and paid for by the purchasers thereof, will constitute valid and binding obligations of Sprint Capital, enforceable against Sprint Capital in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      (3) The Stock Purchase Contracts registered pursuant to the Rule 462(b) Registration Statement have been duly authorized and, when (i)the 462(b) Registration Statement has become effective under the Act and (ii)the Stock Purchase Contracts have been delivered and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      (4) The Equity Units registered pursuant to the Rule 462(b) Registration Statement have been duly authorized and, when (i) the 462(b) Registration Statement has become effective under the Act and (ii) the Equity Units have been delivered and paid for by the purchasers thereof, the Equity Units will be validly issued, fully paid and nonassessable.

   This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

   We hereby consent to the filing of this opinion as an Exhibit to the 462(b) Registration Statements and to the reference to us under the caption "Legal Matters" in the prospectuses that are included in the Registration Statements.

                                          Very truly yours,

                                          /S/ KING & SPALDING